

                                                              EXHIBIT 11.1
                                         COMPUTATION OF CONSOLIDATED EARNINGS (LOSS) PER SHARE
                                                (in thousands, except per share amounts)


                                                              Fiscal Years Ended
                                                  ------------------------------------------
                                                   January 1,     January 2,    December 28,
                                                     1994            1993           1991
                                                  ------------   ------------   ------------
                                                   (52 weeks)     (53 weeks)     (52 weeks)

Earnings before extraordinary loss and
   cumulative effect of change in accounting.       $170,805       $101,160       $100,694
Extraordinary loss. . . . . . . . . . . . . .        (23,832)      (107,103)       (20,839)
Cumulative effect of change in accounting . .       (159,193)
                                                    --------       --------       --------
Net earnings (loss) for common stock. . . . .       $(12,220)      $ (5,943)      $ 79,855
                                                    ========       ========       ========

PRIMARY (1)
Weighted average common and dilutive
   common equivalent shares:
     Common stock outstanding . . . . . . . .        104,003         89,258         87,189
     Stock options. . . . . . . . . . . . . .          2,708          2,106          3,029
                                                    --------       --------       --------
                                                     106,711         91,364         90,218
                                                    ========       ========       ========

Primary earnings from continuing
   operations per share . . . . . . . . . . .       $   1.60       $   1.11       $   1.12
Primary results of extraordinary
   loss per share . . . . . . . . . . . . . .           (.22)         (1.17)          (.23)
Primary results of cumulative effect of
   change in accounting . . . . . . . . . . .          (1.49)
                                                    --------       --------       --------
Primary net earnings (loss) per share . . . .       $   (.11)      $   (.06)      $    .89
                                                    ========       ========       ========

FULLY DILUTED (1)
Weighted average common shares
   and all other dilutive securities:
     Common stock outstanding . . . . . . . .        104,003         89,258         87,189
     Stock options. . . . . . . . . . . . . .          3,216          2,194          3,272
     Convertible debt . . . . . . . . . . . .         17,074
                                                    --------       --------       --------
                                                     124,293         91,452         90,461
                                                    ========       ========       ========

Fully diluted earnings from
   continuing operations per share (2). . . .       $   1.50       $   1.11       $   1.11
Fully diluted results of extraordinary
   loss per share . . . . . . . . . . . . . .           (.19)         (1.17)          (.23)
Fully diluted results of cumulative effect
   change in accounting                                (1.28)
                                                    --------       --------       --------
Fully diluted net earnings (loss)
   per share. . . . . . . . . . . . . . . . .       $    .03       $   (.06)      $    .88
                                                    ========       ========       ========

(1) The Convertible Junior Subordinated Debentures issued in March, 1991 and the Convertible Junior Subordinated Notes issued in December, 1992 are not included in the computation of primary earnings per share since they are not common stock equivalents. They are not included in the fully diluted earnings per share calculation for the year ended January 2, 1993 because they are anti-dilutive. They are not included in the fully diluted earnings per share calculation for the year ended December 28, 1991 because the March, 1991 issue is anti-dilutive and the December, 1992 issue had not been issued.

(2) Earnings used to calculate fully diluted earnings per share have been adjusted to reflect the tax effected interest expense of $16.1 million for the year ended January 1, 1994 that would have been avoided in connection with the assumed conversion of the 6-3/8% Convertible Junior Subordinated Notes and the 8-1/4% Convertible Junior Subordinated Debentures.